Exhibit 10.50



                            -------------------------



                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 27, 2001

                                  By and Among



                                  CONSECO, INC.

                             NOIDA ACQUISITION CORP.

                                       AND

                               EXLSERVICE.COM,INC.


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                                TABLE OF CONTENTS

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
ARTICLE I             DEFINITIONS................................................................................1

         1.1      Definitions....................................................................................1

ARTICLE II            THE MERGER.................................................................................1

         2.1      The Merger.....................................................................................1

         2.2      Filing of Merger Certificate and Related Certificates..........................................2

         2.3      Certificate of Incorporation and By-Laws, Directors and Officers...............................2

         2.4      Conversion of Securities.......................................................................2

         2.5      Conseco to Make Certificates Available.........................................................3

         2.6      Dividends; Transfer Taxes; Withholding.........................................................3

         2.7      No Fractional Securities.......................................................................4

         2.8      Adjustment of Exchange Ratio...................................................................4

         2.9      No Further Ownership Rights in Exl Common Stock................................................4

         2.10     Closing of Exl Transfer Books..................................................................4

         2.11     Lost Certificates..............................................................................4

         2.12     Further Assurances.............................................................................5

         2.13     Restricted Shares..............................................................................5

         2.14     Stock Options..................................................................................5

         2.15     Registration of Conseco Common Stock...........................................................6

         2.16     Management Incentive Plan......................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF EXL......................................................7

         3.1      Organization of Exl............................................................................7

         3.2      Authority of Exl...............................................................................7

         3.3      Organization of Exl's Subsidiary...............................................................7

         3.4      Capital Stock..................................................................................7

         3.5      Subsidiary.....................................................................................8

         3.6      Conflicts or Violations........................................................................8

         3.7      Books and Records..............................................................................9

         3.8      Financial Statements...........................................................................9

         3.9      Absence of Changes.............................................................................9

         3.10     No Undisclosed Liabilities....................................................................11

         3.11     Taxes.........................................................................................11



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         3.12     Litigation....................................................................................12

         3.13     Compliance With Laws..........................................................................13

         3.14     Benefit Plans, ERISA and Employee Matters.....................................................13

         3.15     Properties....................................................................................14

         3.16     Contracts.....................................................................................14

         3.17     Licenses and Permits..........................................................................16

         3.18     Operations Insurance..........................................................................16

         3.19     Intercompany Liabilities......................................................................17

         3.20     Bank Accounts.................................................................................17

         3.21     Brokers.......................................................................................17

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF CONSECO AND ACQUISITION.................................17

         4.1      Organization of Conseco and Acquisition.......................................................17

         4.2      Authority of Conseco and Acquisition..........................................................18

         4.3      Conflicts or Violations.......................................................................18

         4.4      Litigation....................................................................................18

         4.5      Brokers.......................................................................................19

         4.6      Capital Stock.................................................................................19

         4.7      SEC Reports...................................................................................19

ARTICLE V             COVENANTS OF EXL..........................................................................19

         5.1      Regulatory and Other Approvals................................................................19

         5.2      HSR Filings...................................................................................19

         5.3      Investigation by Conseco......................................................................20

         5.4      Alternative Transactions......................................................................20

         5.5      Conduct of Business...........................................................................20

         5.6      Financial Statements and Reports..............................................................21

         5.7      Investments...................................................................................21

         5.8      [Intentionally Deleted].......................................................................22

         5.9      No Charter Amendments.........................................................................22

         5.10     No Issuance of Securities.....................................................................22

         5.11     No Dividends..................................................................................22


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         5.12     No Disposal of Property.......................................................................22

         5.13     No Breach or Default..........................................................................22

         5.14     No Indebtedness...............................................................................22

         5.15     No Acquisitions...............................................................................23

         5.16     Affiliate Liabilities.........................................................................23

         5.17     Resignations of Directors.....................................................................23

         5.18     Notice and Cure...............................................................................23

         5.19     Supplements to Schedules......................................................................23

ARTICLE VI            COVENANTS OF CONSECO AND ACQUISITION......................................................24

         6.1      Regulatory Approvals..........................................................................24

         6.2      HSR Filings...................................................................................24

         6.3      Notice and Cure...............................................................................24

         6.4      Directors' and Officers' Indemnification......................................................24

ARTICLE VII           CONDITIONS TO OBLIGATIONS OF CONSECO AND ACQUISITION......................................25

         7.1      Representations and Warranties................................................................25

         7.2      Performance...................................................................................25

         7.3      Officer's Certificates........................................................................25

         7.4      HSR Act Approval..............................................................................26

         7.5      No Injunction.................................................................................26

         7.6      No Proceeding or Litigation...................................................................26

         7.7      Consents, Authorizations, etc.................................................................26

         7.8      No Adverse Change.............................................................................26

         7.9      Employment Agreements.........................................................................26

         7.10     Opinions of Counsel...........................................................................26

ARTICLE VIII          CONDITIONS TO OBLIGATIONS OF EXL..........................................................27

         8.1      Representations and Warranties................................................................27

         8.2      Performance...................................................................................27

         8.3      Officer's Certificates........................................................................27

         8.4      HSR Act Approval..............................................................................27

         8.5      No Injunction.................................................................................27


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         8.6      No Proceeding or Litigation...................................................................27

         8.7      Employment Agreements.........................................................................28

         8.8      Senior Management Incentive Plan..............................................................28

         8.9      Opinion of Counsel to Conseco.................................................................28

         8.10     Opinion of Tax Counsel to Exl.................................................................28

         8.11     Consents, Authorizations, etc.................................................................28

ARTICLE IX            SURVIVAL OF PROVISIONS; REMEDIES..........................................................28

         9.1      Survival......................................................................................28

         9.2      Available Remedies............................................................................28

ARTICLE X             TERMINATION...............................................................................29

         10.1     Termination...................................................................................29

         10.2     Effect of Termination.........................................................................29

ARTICLE XI            NOTICES...................................................................................30

         11.1     Notices.......................................................................................30

ARTICLE XII           MISCELLANEOUS.............................................................................31

         12.1     Entire Agreement..............................................................................31

         12.2     Expenses......................................................................................31

         12.3     Public Announcements..........................................................................31

         12.4     Confidentiality...............................................................................31

         12.5     Waiver........................................................................................32

         12.6     Amendment.....................................................................................32

         12.7     Counterparts..................................................................................32

         12.8     No Third Party Beneficiary....................................................................32

         12.9     Governing Law.................................................................................32

         12.10    Binding Effect................................................................................32

         12.11    Assignment Limited............................................................................32

         12.12    Headings, Gender, etc.........................................................................32

         12.13    Invalid Provisions............................................................................32


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EXHIBIT LIST

Exhibit A         Definitions...................................................................................A-1
Exhibit B         Form of Certificate of Merger.................................................................
Exhibit C         Form of Wendt Restricted Stock Agreement......................................................

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of July 27, 2001 by and between Conseco, Inc., an Indiana corporation ("Conseco"), Noida Acquisition Corp., a Delaware corporation ("Acquisition") and ExlService.com, Inc., a Delaware corporation ("Exl").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of Conseco, Acquisition and Exl have approved the merger of Acquisition with and into Exl, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The capitalized terms used in this Agreement and not defined herein shall have the meanings specified in Exhibit A. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. Subject to the satisfaction or waiver of the conditions to the Merger set forth in this Agreement, Acquisition will be merged with and into Exl in accordance with the Delaware General Corporation Law ("GCL"). Exl shall, prior to the Effective Time (as hereinafter defined), appropriately complete and execute and deliver a Certificate of Merger (the "Merger Certificate") substantially in the form of Exhibit B hereto with the effects set forth in this Agreement and in all respects consistent with the terms of this Agreement, together with appropriate related officers' certificates and any other documents required under the GCL to effect the Merger consistent with this Agreement. The Merger will have the effect set forth in the Merger Certificate and the GCL. Exl and Acquisition are herein sometimes referred to as the "Constituent Corporations." Exl shall be the surviving corporation (the "Surviving Corporation") following the effectiveness of the Merger. The identity, existence, rights, privileges, powers, franchises, properties and assets of Exl shall continue unaffected and unimpaired by the Merger. From and after the Effective Time (as hereinafter defined), the identity and separate existence of Acquisition shall cease, and Exl shall succeed, without other

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transfer, to all the rights and property of Acquisition and shall be subject to all the debts and liabilities of Acquisition in the same manner as if it had itself incurred them in accordance with the provisions of the GCL.

         2.2 Filing of Merger Certificate and Related Certificates. The Merger will be effective as of the date and time specified in the Merger Certificate (the "Effective Time") and the related officers' certificates and any other documents necessary to effect the Merger in accordance with the GCL. Conseco, Acquisition, and Exl shall cause such filing to occur as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in this Agreement.

         2.3 Certificate of Incorporation and By-Laws, Directors and Officers. Immediately after the Effective Time, the Certificate of Incorporation of Exl, as in effect at the Effective Time, shall be amended so that (i) Article 4 of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.01 per share." and (ii) Articles 8 and 9 of such Certificate of Incorporation are deleted. As so amended, such Certificate of Incorporation of Exl shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Exl, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Certificate of Incorporation. Except as otherwise contemplated by Section 5.17, the directors and the officers of Exl holding office immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation immediately after the Effective Time, to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

         2.4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Conseco, Acquisition, Exl or the holders of any securities of the Constituent Corporations:

             (a) Each issued and outstanding share of common stock, par value $.001 per share, of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

             (b) All shares of common stock, par value $.001 per share, of Exl ("Common Stock") that are held in the treasury of Exl or by any wholly owned Subsidiary of Exl shall be cancelled and no capital stock of Conseco or other consideration shall be delivered in exchange therefor.

             (c) Subject to the provisions of Sections 2.7 and 2.8 hereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.4(b)) shall be converted into 0.2857 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Common Stock of Conseco ("Conseco Common Stock"). All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing such shares (a "Common Stock Certificate")

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shall cease to have any rights with respect thereto, except the right to receive
(i) any dividends and other distributions in accordance with Section 2.6, (ii) certificates representing the shares of Conseco Common Stock into which such shares are converted and (iii) any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor, upon the surrender of such certificate in accordance with Section 2.5.

         2.5 Conseco to Make Certificates Available. In exchange for the delivery of the shares of Common Stock converted in the Merger, Conseco shall deliver at the Effective Time to each holder of shares of Common Stock immediately prior to the Effective Time certificates representing the shares of Conseco Common Stock issuable pursuant to Section 2.4(c) in exchange for outstanding shares of Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 2.7.

         2.6 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Conseco Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Conseco Common Stock until such person surrenders the related Common Stock Certificate or Certificates, as provided in Section 2.5, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 2.7 until such person shall so surrender the related Common Stock Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Conseco Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Conseco Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Conseco Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Conseco Common Stock to which such holder is entitled pursuant to Section 2.7. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Conseco Common Stock is to be paid to or issued in a name other than that in which the surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Common Stock Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Conseco Common Stock in a name other than that of the registered holder of the Common Stock Certificate surrendered, or shall establish to the satisfaction of Conseco that such tax has been paid or is not applicable. Conseco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Conseco is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Conseco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by Conseco.

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         2.7 No Fractional Securities. No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of Common Stock Certificates pursuant to this Article II, and no Conseco dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Conseco. In lieu of any such fractional share, each holder of Common Stock who would otherwise have been entitled to a fraction of a share of Conseco Common Stock upon surrender of Common Stock Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Conseco Common Stock (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or, if the shares of Conseco Common Stock do not trade on the NYSE on such date, the first day of trading of shares of Conseco Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, Conseco shall forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.6 and this Section 2.7.

         2.8 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Conseco Common Stock, any change or conversion of Conseco Common Stock into other securities of Conseco or any other dividend or distribution with respect to Conseco Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

         2.9 No Further Ownership Rights in Exl Common Stock. All shares of Conseco Common Stock issued upon the surrender for exchange of Common Stock Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.7) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Common Stock represented by such Common Stock Certificates.

         2.10 Closing of Exl Transfer Books. At the Effective Time, the stock transfer books of Exl shall be closed and no transfer of shares of Common Stock shall thereafter be made on the records of Exl. If, after the Effective Time, Common Stock Certificates are presented to the Surviving Corporation or Conseco, such Common Stock Certificates shall be cancelled and exchanged as provided in this Article II.

         2.11 Lost Certificates. If any Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Stock Certificate to be lost, stolen or destroyed and, if required by Conseco, the posting by such person of a bond, in such reasonable amount as Conseco may direct as indemnity against any claim that may be made against Conseco with respect to such Common Stock Certificate, Conseco will issue in exchange for such lost, stolen or destroyed Certificate the shares of Conseco Common Stock, any cash in lieu of fractional shares of Conseco Common Stock to

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which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.6.

         2.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

         2.13 Restricted Shares. On the Effective Date, Wendt (and his spouse) shall enter into a Restricted Stock Agreement in the form attached hereto as Exhibit C with respect to the shares of Conseco Common Stock to be issued to Wendt and his spouse pursuant to this Agreement. On the Effective Date, Talwar and Kapoor shall each enter into a Restricted Stock Agreement with respect to the shares of Conseco Common Stock to be issued to each of them pursuant to this Agreement.

         2.14 Stock Options. Not later than the Effective Time, each Exl Stock Option which is outstanding immediately prior to the Effective Time pursuant to Exl's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall become and represent an option to purchase the number of shares of Conseco Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Common Stock subject to such Exl Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio. The exercise price per share of each Substitute Option shall be adjusted so that the aggregate exercise price to be paid upon exercise of such Substitute Option shall be the same as the aggregate exercise price of the Exl Stock Option converted pursuant to this Section. Conseco shall pay cash to holders of Exl Stock Options in lieu of issuing fractional shares of Conseco Common Stock upon the exercise of Substitute Options for shares of Conseco Common Stock. After the Effective Time, except as provided above in this Section 2.14, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Exl Stock Option immediately prior to or at the Effective Time. Conseco and Exl shall take all necessary action to implement the provisions of the Section 2.14 and shall cause a registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the "SEC") within thirty days of the Effective Time to register the shares of Conseco Common Stock to be issued pursuant to the exercise of the Substitute Options which registration statement will be effective upon filing with the SEC under the current rules of the SEC. Exl agrees that it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Exl Stock Options in lieu of the substitution therefor of Substitute Options, as described in this Section 2.14.

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         2.15 Registration of Conseco Common Stock.

             (a) Upon the election by the holders of a majority of the shares of Common Stock within five (5) days after the Effective Time, Conseco shall file a registration statement with the SEC within thirty days of the Effective Time to register the shares of Conseco Common Stock issued pursuant to this Agreement (to the extent shares may be resold pursuant to the provisions of Section 2.13 of this Agreement) on the Effective Time to permit the resale of such shares, subject to the terms and provisions of this Agreement and the Restricted Stock Agreements to be entered into in accordance with Section 2.13 of this Agreement. Conseco shall use its commercially reasonable best efforts to cause such registration statement to become effective as soon as possible and shall maintain the effectiveness of such registration statement for one year from the date of the Effective Time.

             (b) No shareholder of Exl may include any of its shares of Conseco Common Stock in such registration statement pursuant to this Agreement unless such shareholder furnishes to Conseco in writing such information as Conseco may reasonably request for use in connection with such registration statement or prospectus or preliminary prospectus included therein and in any application to be filed with or under state securities laws.

             (c) Notwithstanding the foregoing, Conseco may suspend the effectiveness of such registration statement by written notice to the shareholders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

                 (1) an event occurs and is continuing as a result of which such registration statement would in Conseco's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                 (2) Conseco reasonably determines that the disclosure of such event at such time would have a Material Adverse Effect on the business of Conseco and its subsidiaries taken as a whole;

provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede Conseco's ability to consummate such transaction, Conseco may extend a suspension Period from 45 days to 60 days; provided, however, that suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. In the event the registration statement referred to herein is no longer effective, Conseco shall continue to make information publicly available and shall file all such information with the U.S. Securities and Exchange Commission, in order to satisfy the requirements of Rule 144(c) under the Securities Act of 1933 and thereby permit a shareholder of Exl to sell his or her shares of Conseco Common Stock received pursuant to this Agreement pursuant to Rule 144 under the Securities Act of 1933.

         2.16 Management Incentive Plan. As soon as practicable after the Effective Time, Conseco shall adopt a management incentive plan for the benefit of the management of Exl and its subsidiaries other than Rohit Kapoor and Vikram Talwar, who will participate in the Senior Management Incentive Plan.

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                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF EXL

         Exl hereby represents and warrants to Conseco and Acquisition as follows:

         3.1 Organization of Exl. Exl is a corporation duly organized, validly existing, and in good standing under the Laws of Delaware and has the requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations under this Agreement. Exl is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failures, has or would reasonably be expected to have a Material Adverse Effect. Exl has furnished to Conseco true and complete copies of its articles or certificate of incorporation or organization (as certified by the appropriate governmental or regulatory authorities) and its by-laws, in each case including all amendments thereto.

         3.2 Authority of Exl. The Board of Directors of Exl has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Exl and the performance by Exl of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Exl, including the approval of the transactions contemplated hereby by shareholders of Exl. This Agreement constitutes a valid and binding obligation of Exl and is enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         3.3 Organization of Exl's Subsidiary. Exl's Subsidiary is an India corporation duly organized, validly existing, and in good standing as a private limited company under the Laws of its jurisdiction of organization, and Exl's Subsidiary has made all required filings with India authorities, including, without limitation, the India Registrar of Companies. Exl's Subsidiary is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failures, has or would reasonably be expected to have a Material Adverse Effect on its Business or Condition. Exl has furnished to Conseco true and complete copies of the certificate of incorporation, memorandum of association and articles of association (as certified by the appropriate governmental or regulatory authorities) of Exl's Subsidiary, in each case including all amendments thereto.

         3.4 Capital Stock. The authorized capital stock of Exl and Exl's Subsidiary, and the shares issued therefrom, consist solely of the shares of capital stock so listed in Section 3.4 of the Disclosure Schedule. All such issued shares of capital stock are duly authorized, validly issued, outstanding, fully paid, and nonassessable and, except as otherwise indicated, all such shares of capital stock are owned beneficially and of record as described in
Section 3.4 of the Disclosure Schedule, free and clear of all Liens, except for Liens disclosed in Section 3.4 of the Disclosure Schedule. Except for the Common Stock and the Exl Stock Options, no securities issued by Exl are held beneficially or of record by any Person. Except as disclosed in Section 3.4 of the

Disclosure Schedule, there are no outstanding securities, obligations, rights, subscriptions, warrants, options, phantom stock rights, or (except for this Agreement) other Contracts of any kind that give any Person the right to (a) purchase or otherwise receive or be issued any shares of capital stock of Exl or Exl's Subsidiary (or any interest therein) or any security or Liability of any kind convertible into or exchangeable for any shares of capital stock of Exl or Exl's Subsidiary (or any interest therein) or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Common Stock or any rights to participate in the equity, income, or election of directors or officers of the Company or Exl's Subsidiary.

         3.5 Subsidiary. Except as disclosed in Section 3.5 of the Disclosure Schedule, Exl has no subsidiaries and does not Control (whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, and whether alone or in combination with others) any corporation, partnership, business organization, or other Person nor has any corporation been merged or liquidated into Exl or Exl's Subsidiary since the date Exl acquired Exl's Subsidiary.

         3.6 Conflicts or Violations. The execution and delivery of this Agreement by Exl do not, and the performance by Exl of its obligations under this Agreement will not:

             (a) subject to obtaining the approvals contemplated by Sections 5.1 and 5.2 and Sections 6.1 and 6.2 hereof, violate any Material term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Exl or Exl's Subsidiary;

             (b) conflict with or result in a Material violation or breach of, or constitute (with or without notice or lapse of time or both) a Material default under, any of the terms, conditions or provisions of the articles or certificate of incorporation memorandum or articles of association or by-laws of Exl or Exl's Subsidiary;

             (c) result in the creation or imposition of any Material Lien upon Exl or Exl's Subsidiary, or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement, on the ability of Exl to perform its obligations under this Agreement, or on the Business or Condition of Exl or Exl's Subsidiary;

             (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Exl or Exl's Subsidiary is a party or by which any of their respective Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement, on the ability of Exl to perform its obligations under this Agreement, or on the Business or Condition of Exl or Exl's Subsidiary; or

             (e) require Exl or Exl's Subsidiary to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except (i) as contemplated in Section 6.1 or 6.2 hereof, (ii) as disclosed in Section 3.6(e) of the Disclosure Schedule, (iii) those required in order for Exl and Exl's Subsidiary to perform the Services Agreement (as hereinafter defined), (iv) those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or would reasonably be expected to have no Material Adverse Effect on the validity or enforceability of this Agreement, on the ability of Exl to perform its obligations under this Agreement, or on the Business or Condition of Exl or Exl's Subsidiary.

         3.7 Books and Records. Except as would not have a Material Adverse Effect, the minute books and other similar records of Exl and Exl's Subsidiary contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of its stockholders, Boards of Directors, and each committee thereof. The Books and Records of Exl and Exl's Subsidiary have been maintained in all Material respects in accordance with Law.

         3.8 Financial Statements. Exl has previously delivered to Conseco the following GAAP Statement: the audited consolidated balance sheet of Exl as of March 31, 2001 and the related audited statements of operations, shareholders' equity, and cash flow for the year then ended, together with the notes related thereto. Such GAAP Statement (and the notes related thereto, whether or not included therein) was prepared in accordance with GAAP, and fairly presents (in accordance with GAAP) the financial position of Exl and Exl's Subsidiary, on a consolidated basis, as of the date thereof and the related results of operations, shareholder's equity, and cash flow of Exl and its Subsidiary, on a consolidated basis, for and during the period covered thereby.

         3.9 Absence of Changes. Since March 31, 2001, except as otherwise provided for in, or expressly contemplated by, this Agreement and except as disclosed in Section 3.9 of the Disclosure Schedule or in the Financial Statements delivered to Conseco pursuant to Section 3.8 hereof, (i) there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect and (ii) except as disclosed in Section 3.9 of the Disclosure Schedule, (without limiting the generality of the foregoing) there has not been, occurred or arisen:

             (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Exl or Exl's Subsidiary or any direct or indirect redemption, purchase or other acquisition by Exl or Exl's Subsidiary of any such stock or of any interest in or right to acquire any such stock;

             (b) any issuance, sale or disposition by either Exl or Exl's Subsidiary of any debenture, note, stock or other security issued by Exl or Exl's Subsidiary, or any Material modification or amendment of any right of the holder of any outstanding debenture, stock or other security issued by Exl or Exl's Subsidiary;

             (c) any Lien created on or in any of the Assets and Properties of Exl or Exl's Subsidiary or assumed by any of them with respect to any of such Assets and Properties which Lien relates to Liabilities individually or in the aggregate exceeding $100,000;

             (d) any prepayment of any Liabilities individually or in the aggregate exceeding $100,000;

             (e) any Liability involving the borrowing of money in amounts in excess of $100,000 by Exl or Exl's Subsidiary;

             (f) any damage, destruction or loss (whether or not covered by insurance) affecting any of the Assets and Properties of Exl or Exl's Subsidiary which damage, destruction or loss individually exceeds $100,000;

             (g) any strike, labor difficulty or union organizational campaign (in process or threatened) at or affecting Exl or Exl's Subsidiary;

             (h) any Material change in any investment, financial reporting, marketing or accounting practice or policy followed by Exl or Exl's Subsidiary, or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting or any other accounting purposes;

             (i) any payment, discharge, or satisfaction by Exl or Exl's Subsidiary of any Material Lien or Liability other than Liens or Liabilities that were paid, discharged, or satisfied since March 31, 2001 in the ordinary course of business.

             (j) except for fair value received, in the ordinary course of business and consistent with past practice, any cancellation of any Material Liability owed to Exl or Exl's Subsidiary by any other Person;

             (k) except in the ordinary course of business and consistent with past practice, any sale, transfer, or conveyance of any investments, or any other Assets and Properties, of Exl or Exl's Subsidiary with an individual book value or with an aggregate book value in excess of $100,000;

             (l) any amendment, termination, waiver, disposal, failure to comply with the terms and conditions, or lapse of, or other failure to preserve, any Material license, permit or other form of authorization of Exl or Exl's Subsidiary;

             (m) except for any transactions or arrangements which are not Material, any transaction or arrangement under which Exl or Exl's Subsidiary paid, loaned or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets and Properties or any services to, (i) any officer or director of Exl or Exl's Subsidiary (except for payments of salaries and wages in the ordinary course of business and consistent with past practice), or of any Affiliate of Exl, (ii) any Affiliate of Exl, or of any such officer or director, or (iii) any business or other Person in which Exl, any such officer or director, or any such Affiliate has any Material interest, except for advances made to, or reimbursements of, officers or directors of Exl or Exl's Subsidiary for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice;

             (n) any amendment of, or any failure to perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract that involves or reasonably would involve the annual expenditure or receipt by Exl or Exl's Subsidiary of more than $100,000;

             (o) any amendment to the articles or certificate of incorporation, memorandum or articles of association or by-laws of Exl or Exl's Subsidiary;

             (p) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible capital assets of Exl or Exl's Subsidiary, which exceed $100,000 in the aggregate;

             (q) any Contract to take any of the actions set forth in paragraphs
(a) through (p) of this Section 3.9.

         3.10 No Undisclosed Liabilities. Except to the extent reflected or disclosed in the Financial Statements delivered to Conseco pursuant to Section
3.8 hereof, or except as disclosed in the Disclosure Schedule, (i) there were no material Liabilities affecting Exl or Exl's Subsidiary as of March 31, 2001, required, in accordance with GAAP, to be reflected in such Financial Statements and (ii) since March 31, 2001, neither Exl nor Exl's Subsidiary has incurred any Material Liabilities other than those that would not be required to be disclosed in financial statements of Exl or Exl's Subsidiary in accordance with GAAP for any period after March 31, 2001 whether or not any such financial statements have actually been prepared.

         3.11 Taxes. Except as disclosed in Section 3.11 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

             (a) All Tax Returns required to be filed with respect to Exl and Exl's Subsidiary or any Tax Returns of which Exl or Exl's Subsidiary are or were consolidated members have been duly and timely filed, and all such Tax Returns are true and complete in all Material respects. Exl, and Exl's Subsidiary, or other members of the consolidated group (i) have duly and timely paid (or requested extensions of the time to pay) all Taxes that are shown thereon as due, or that are otherwise due and payable for the periods covered by such Tax Returns and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or (ii) have duly provided for all such Taxes in the Financial Statements. There are no Material Liens with respect to Taxes (except for Liens with respect to real property Taxes not yet delinquent) upon any of the Assets and Properties of Exl or Exl's Subsidiary, or any member of a consolidated return of which Exl or Exl's Subsidiary are members.

             (b) With respect to any period through March 31, 2001 for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Exl and Exl's Subsidiary have made due and sufficient current accruals for such Taxes in accordance with GAAP, and such current accruals through March 31, 2001 are duly and fully provided for in the Financial Statements of Exl and Exl's Subsidiary for the period then ended.

             (c) The United States federal income Tax Returns of Exl and Exl's Subsidiary and of each affiliated group (within the meaning of the Code) of which Exl and Exl's Subsidiary are or have been members have not been audited or examined by the IRS. The state, local and foreign Tax Returns of Exl and Exl's Subsidiary and of each affiliated or consolidated group of which they are or have been members have not been audited or examined, and all statutes of limitation for all applicable state, local and foreign taxable periods through the respective years specified in Section 3.11(c) of the Disclosure Schedule have expired. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from Exl, or Exl's Subsidiary, or any consolidated Tax Return of which Exl or Exl's Subsidiary is or was a member for any taxable period. Exl has previously delivered to Conseco copies, which are true and complete in all Material respects, of each of (i) the most recent audit reports relating to the United States federal, state, local and foreign Taxes due from Exl or Exl's Subsidiary and (ii) the United States federal, state, local and foreign Tax Returns, for each of the last three taxable years, filed by Exl or Exl's Subsidiary, and Exl has made available to Conseco for inspection true and correct copies of such returns, which are true and complete in all Material respects (insofar as such returns relate to Exl or Exl's Subsidiary) filed by any affiliated or consolidated group of which Exl or Exl's Subsidiary was then a member.

             (d) No audit or other proceeding by any court, governmental or regulatory authority, or similar Person is pending or, to the Knowledge of Exl, threatened with respect to any Taxes due from Exl or Exl's Subsidiary or any past or present consolidated Affiliates or any Tax Return filed by or relating to Exl, or Exl's Subsidiary or any past or present consolidated Affiliates. To the Knowledge of Exl, no assessment of Tax is proposed or is threatened against Exl, or Exl's Subsidiary or any past or present consolidated Affiliates or any of their respective Assets and Properties.

             (e) Neither Exl nor Exl's Subsidiary have been or is in violation of any applicable Law relating to the reporting of interest, dividends, insurance policy benefits, benefit surrenders, miscellaneous income, or other similar amounts to any applicable authority.

             (f) Neither Exl nor Exl's Subsidiary are parties to, are bound by, or have any obligation under, any Tax Sharing Contract or similar Contract.

             (g) For any period following the Effective Time, Exl will not have any obligation to any former parent company or any Affiliates thereof for Taxes which were paid or should have been paid in accordance with any tax sharing agreement.

             (h) Exl's Subsidiary has a tax holiday under the Laws of India, and such tax holiday is in full force and effect and shall not be affected by the transactions contemplated by this Agreement.

         3.12 Litigation. Except as disclosed in Section 3.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

             (a) There are no actions, suits, investigations or proceedings pending, or, to the Knowledge of Exl, threatened, against Exl or Exl's Subsidiary or their respective Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

             (b) There are no actions, suits, investigations or proceedings pending or, to the Knowledge of Exl, threatened, and no event, fact or circumstance has arisen or occurred that may reasonably be expected to result in the commencement of any action, suit, proceeding or investigation, against Exl or Exl's Subsidiary or any of their respective Assets and Properties, at law or in equity, in, before, or by any Person that individually involves a claim or claims for any injunction or similar relief or for Damages exceeding $100,000 or an unspecified amount of Damages, or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

             (c) There are no writs, judgments, decrees or similar orders of any Person outstanding against Exl or Exl's Subsidiary that individually exceed $100,000 or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

         3.13 Compliance With Laws. Except as disclosed in Section 3.13 of the Disclosure Schedule, (i) neither Exl nor Exl's Subsidiary has been or is in Material violation (or with or without notice or lapse of time or both, would be in Material violation) of any term or provision of any Law or any writ, judgment, decree, injunction or similar order applicable to either of them or any of their respective Assets and Properties, except for violations that are barred by an applicable statute of limitations and (ii) neither Exl nor Exl's Subsidiary has been or is in violation of the Foreign Exchange (Borrowing or Lending in Foreign Exchange) Regulations, 2000 of the Government of India, the External Commercial Borrowings Policy of the Government of India or any Laws related to export obligations applicable to the activities of Exl or Exl's Subsidiary. Without limiting the generality of the foregoing, except as disclosed in Section 3.13 of the Disclosure Schedule:

             (a) Since formation of Exl, Exl and Exl's Subsidiary have duly and validly filed or caused to be so filed all Material reports, statements, documents, registrations, filings or submissions that were required by Law to be filed with any Person including, without limitation, all reports required to be filed with the Development Commission, NEPZ of the Government of India and the filing of the SOFTEX form with the Ministry of Information Technology, Government of India; all such filings complied in all Material respects with applicable Laws when filed, and to the Knowledge of Exl, no Material deficiencies have been asserted by any Person with respect to any such filings.

             (b) No Real Estate has been used for the storage, treatment, generation, transportation, manufacture, processing, handling, production, distribution, deposit, burial, use, or disposal of any Hazardous Substance except in compliance with Environmental Laws; neither Exl nor Exl's Subsidiary has any liability (or would with notice or lapse of time or both, have any such liability) arising out of or resulting from a Release of any Hazardous Substance on or from any Real Estate; and Exl and Exl's Subsidiary have complied in all Material respects and, to the knowledge of Exl, all previous owners of Real Estate have complied with all applicable Environmental Laws relating to any Real Estate and the business, activities and processing respectively conducted thereon.

         3.14 Benefit Plans, ERISA and Employee Matters. Except as disclosed in the Financial Statements or in the Disclosure Schedule, neither Exl nor Exl's Subsidiary has any Liability under any Benefit Plan maintained by either Exl or Exl's Subsidiary or otherwise which covers any employee who provided services to or on behalf of Exl or Exl's Subsidiary. Exl's

Subsidiary is in compliance with the Employees Provident Funds and Miscellaneous Provisions Act, 1952 and the Employees Provident Funds Scheme, 1952, and the provident fund established by Exl's Subsidiary has been exempted pursuant to such acts and is in compliance with the terms and provisions of such exemption. The ExlService.com Employees' Provident Fund qualifies as a recognized provident fund under the Indian Income Tax Act, 1961. The Subsidiary is in compliance with all other employee and social security and welfare legislation prevailing in India.

         3.15 Properties. Except as disclosed in Section 3.15 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

             (a) Each of Exl and Exl's Subsidiary has good and valid title to all debentures, notes, stocks, securities, and other similar assets that are owned by it, free and clear of all Liens.

             (b) Each of Exl and Exl's Subsidiary own good title to, or has a valid leasehold interest in, free and clear of all Liens, all Real Estate and all tangible personal property used in the conduct of its business, operations, or affairs.

             (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, each of Exl and Exl's Subsidiary has, and immediately after the Effective Time, the Surviving Corporation will have, the non-exclusive right to use, after the Effective Time, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement, or other Liens, (i) all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, and service marks that are used in the conduct of its business, operations, or affairs (of which a true and complete list and description is included in Section 3.15(c) of the Disclosure Schedule), (ii) all Material computer software, programs, and similar systems owned by or licensed to it or used in the conduct of its business, operations, or affairs (of which a true and complete list and description is included in Section 3.15(c) of the Disclosure Schedule) and (iii) all other intellectual property of any kind used in the conduct of its business, operations or affairs. Except as set forth in Section 3.15(c) of the Disclosure Schedule, neither Exl nor Exl's Subsidiary is in conflict with or in violation or infringement of, nor has Exl or Exl's Subsidiary received any notice of any conflict with or violation or infringement of or any claimed conflict with any asserted rights of any other Person with respect to any intellectual property or any Material computer software, programs, or similar systems, including without limitation any of such items required to be disclosed in Section 3.15(c) of the Disclosure Schedule.

         3.16 Contracts. Section 3.16 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to Conseco, together with all amendments thereto), to which Exl or Exl's Subsidiary is a party, or by which any of the Assets and Properties of Exl or Exl's Subsidiary is bound:

             (a) all Material consulting contracts, other than Contracts terminable without penalty or other Liability upon 30 days or less notice;

             (b) all Contracts with any Person containing any provision or covenant limiting the ability of Exl or Exl's Subsidiary to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to Exl or Exl's Subsidiary;

             (c) all partnership, joint venture, profit-sharing, or similar Contracts with any Person;

             (d) all Contracts relating to the borrowing of money by Exl or Exl's Subsidiary or to the direct or indirect guarantee by Exl or Exl's Subsidiary of any obligation for borrowed money in excess of $100,000 in the aggregate or any other Liability in excess of $100,000 in respect of indebtedness of any other Person, including without limitation any Contract relating to (i) the maintenance of compensating balances that are not terminable by Exl or Exl's Subsidiary without penalty or other Liability upon not more than 30 calendar days' notice, (ii) any line of credit or similar facility, (iii) the payment for property, products, or services of any other Person even if such property, products, or services have not yet been conveyed, delivered, or rendered, or (iv) the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; and Section 3.16(d) of the Disclosure Schedule contains a true and complete list of any requirements for consents or approvals of creditors needed under any such Contract for Exl to consummate the transactions contemplated hereby;

             (e) all leases or subleases of real property used in the business, operations, or affairs of Exl or Exl's Subsidiary, and all other Material leases, subleases, or rental or use Contracts for which Exl or Exl's Subsidiary is liable with evidence of the payment of all applicable stamp duties and registration under the Indian Registration Act, 1908 with the Sub-Registrar of Assurances, as applicable;

             (f) all Material Contracts relating to the future disposition or acquisition of any Assets and Properties of any Person or of any interest in any business enterprise;

             (g) all Contracts or arrangements (including without limitation those relating to allocations of expenses, personnel, services, or facilities) with Exl or any Affiliate of Exl other than Exl or Exl's Subsidiary;

             (h) all outstanding proxies, powers of attorney, or similar delegations of authority, except for powers of attorney for the service of process pursuant to applicable corporate Laws;

             (i) all Material Contracts for the provision of administrative or other services by or for Exl or Exl's Subsidiary to or from any other Person;

             (j) all Material Contracts for any product, service, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by Exl or Exl's Subsidiary, without penalty or other Liability, upon not more than 30 days' or less notice;

             (k) all Material Contracts relating to the use of computer software in the business of Exl or Exl's Subsidiary; and

             (l) all other Contracts (other than Contracts terminable without penalty or other Liability upon 30 days or less notice) that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to Exl or Exl's Subsidiary of more than $100,000 individually or $500,000 in the aggregate (with respect to Contracts relating to the same general subject matter).

         Each Contract disclosed or required to be disclosed in the Disclosure Schedule pursuant to this Section 3.16 is in full force and effect and constitutes a valid and binding obligation of Exl or Exl's Subsidiary (whichever is a party thereto) and, to the knowledge of Exl, a valid and binding obligation of all other parties thereto, in accordance with its terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and neither Exl nor Exl's Subsidiary nor, to the Knowledge of Exl, any other party to such Contract has materially violated, breached or defaulted under any such Contract or, with or without notice or lapse of time or both, would be in material violation or breach of or default under any such Contract. Except as disclosed in Section 3.16 of the Disclosure Schedule, neither Exl nor Exl's Subsidiary is a party to or bound by any Contract that (i) was not entered into in the ordinary course of business and consistent with past practice or (ii) the performance of which by Exl or Exl's Subsidiary or the failure to perform by the other party has or would reasonably be expected to have, individually or in the aggregate with the performance of or failure to perform pursuant to any other such Contracts, a Material Adverse Effect on the Business or Condition of Exl or Exl's Subsidiary. Neither Exl nor Exl's Subsidiary is a party to or bound by any collective bargaining or similar labor Contract.

         3.17 Licenses and Permits. Except as disclosed in Section 3.17 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

             (a) Each of Exl and Exl's Subsidiary owns or validly holds and is in compliance with the terms and conditions of, all Material licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments that are required or material for its business, operation, and affairs; and

             (b) all such Material licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid, binding, and in full force and effect, and the subsidiary has issued or provided, as the case may be, all such undertakings, guarantees, bonds and indemnities that are required to be provided to any governmental or regulatory authority in connection therewith under applicable law and policy, including, without limitation, those required under the Export and Import Policy of the Government of India.

         3.18 Operations Insurance. Section 3.18 of the Disclosure Schedule contains a true and complete list and description of all Material liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or affairs of Exl or Exl's Subsidiary or affect or relate to the ownership, use, or operations of any of their respective Assets and Properties and (a) that have been issued to Exl or Exl's Subsidiary (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or (b) that are held by any Affiliate of Exl (other than Exl's Subsidiary) for the benefit of Exl or Exl's Subsidiary. All such insurance is in full force and effect and, to the Knowledge of Exl, is with financially sound and reputable insurers and, in light of the respective business, operations, and affairs of Exl and Exl's Subsidiary, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

         3.19 Intercompany Liabilities. Except as reflected in the Financial Statements, or except as disclosed in Section 3.19 of the Disclosure Schedule,
(a) there are no Liabilities between Exl or Exl's Subsidiary on the one hand, and any securityholder, officer or director of Exl or any affiliate or family member of any such person on the other, and (b) except for services as an employee or director, no securityholder, officer or director of Exl or Exl's Subsidiary or any affiliate or family member of any such person provides or causes to be provided to Exl or Exl's Subsidiary any products, services, equipment, facilities, or similar items.

         3.20 Bank Accounts. Section 3.20 of the Disclosure Schedule contains
(a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Exl or Exl's Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading, or other similar relationship and (b) a true and complete list and description of each such account, box, and relationship, indicating in each case the account number and the names of the respective employees of Exl or Exl's Subsidiary authorized to transact business with respect thereto.

         3.21 Brokers. Except as disclosed in Section 3.21 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Exl directly with Conseco, without the intervention of any Person on behalf of Conseco in such manner as to give rise to any valid claim by any Person against Conseco, Exl or Exl's Subsidiary for a finder's fee, brokerage commission, or similar payment.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF CONSECO AND ACQUISITION

         Conseco and Acquisition hereby represent and warrant to Exl as follows:

         4.1 Organization of Conseco and Acquisition. Each of Conseco and Acquisition are duly organized, and validly existing, under the Laws of its respective jurisdiction of organization and has the requisite power and Corporate authority to enter into this Agreement and to perform its obligations under this Agreement. Each of Conseco and Acquisition are duly licensed, qualified, or admitted to do business in all jurisdictions in which the failure to be so licensed, qualified, or admitted, individually or in the aggregate with other such failures, has or would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement, on the ability of Conseco or Acquisition to perform its obligations under this Agreement or on the Business or Condition of Conseco or Acquisition.

         4.2 Authority of Conseco and Acquisition. Each of Conseco and Acquisition has duly and validly approved this Agreement and the transactions contemplated hereby. The performance by Conseco and Acquisition of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of Conseco and Acquisition. This Agreement constitutes a valid, and binding obligation of each of Conseco and Acquisition and is enforceable against Conseco in accordance with its terms, except to the extent that enforcement may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         4.3 Conflicts or Violations. The execution and delivery of this Agreement by Conseco and Acquisition do not, and the performance by Conseco and Acquisition of their respective obligations under this Agreement will not:

             (a) subject to obtaining the approvals contemplated by Sections 6.1 and 6.2 hereof, violate any Material term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Conseco and Acquisition;

             (b) conflict with or result in a Material violation or breach of, or constitute (with or without notice or lapse of time or both) a material default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or by-laws of Conseco or Acquisition;

             (c) result in the creation or imposition of any Material Lien upon Conseco or Acquisition or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or would reasonably be expected to have a Material Adverse Effect;

             (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Conseco or Acquisition is a party or by which any of their respective Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect; or

             (e) require Conseco or Acquisition to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except
(i) as contemplated in Section 6.1 or 6.2 hereof, (ii) or those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or would reasonably be expected to have no Material Adverse Effect.

         4.4 Litigation. There are no actions, suits, investigations, or proceedings pending against Conseco or Acquisition, or, to the Knowledge of Conseco, threatened, and, to the Knowledge of Conseco, no event, fact or circumstance has arisen or occurred that may reasonably be expected to result in any action, suit, investigation or proceeding, against Conseco or Acquisition at law or in equity, in, before, or by any Person, that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect.

         4.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with Exl, without the intervention of any Person on behalf of Conseco in such manner as to give rise to any valid claim by any Person against Exl or Exl's Subsidiary for a finder's fee, brokerage commission, or similar payment.

         4.6 Capital Stock. The shares of Conseco Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued and non assessable.

         4.7 SEC Reports. Conseco has filed with the SEC, on a timely basis, all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with the SEC under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended (together with all amendments thereof and supplements thereto, the "Conseco SEC Reports"). The Conseco SEC Reports (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                                COVENANTS OF EXL

         Exl covenants agrees with Conseco that, at all times before the Effective Time, Exl will comply, and will cause Exl's Subsidiary to comply, with all covenants and provisions of this Article V, except to the extent Conseco and Acquisition otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

         5.1 Regulatory and Other Approvals. Exl will cause Exl's Subsidiary to,
(a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals required to consummate the transactions contemplated hereby, (b) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of Exl and Exl's Subsidiary to permit Exl to consummate the transactions contemplated hereby, (c) provide such other information and communications to such governmental and regulatory authorities as Conseco or such authorities may reasonably request, and (d) cooperate with Conseco in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of Conseco to consummate the transactions contemplated hereby.

         5.2 HSR Filings. Exl will (a) take promptly all actions necessary to make the filings required of Exl or its Affiliates under the HSR Act, if any,
(b) comply at the earliest practicable date with any request for additional information received by Exl or its Affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act,

(c) cooperate with Conseco in connection with Conseco's filings under the HSR Act, and (d) request early termination of the applicable waiting period.

         5.3 Investigation by Conseco. Exl will provide, and will cause Exl's Subsidiary to provide, (a) Conseco, its lenders, and their respective counsel, accountants and other representatives with access, upon reasonable notice and during normal business hours, to all facilities, employees, accountants, Assets and Properties, and Books and Records of Exl and Exl's Subsidiary and will furnish Conseco and such other Persons during such period with all such information and data (including without limitation copies of Contracts, Benefit Plans, and other Books and Records) concerning the business, operations, and affairs of Exl and Exl's Subsidiary as Conseco or any of such other Persons reasonably may request and (b) Conseco with notice of, and reports of all actions approved at, all meetings (and all actions by written consent in lieu thereof) of the respective boards of directors and stockholders of Exl and Exl's Subsidiary, other than such meetings or actions that (i) are in the ordinary course of business and consistent with past practice of Exl and Exl's Subsidiary, or (ii) involve only matters related to the consummation of the transactions contemplated herein.

         5.4 Alternative Transactions. Exl will not take, and will not permit Exl's Subsidiary to take, and will use commercially reasonable efforts to cause its Affiliates and any other Person acting for or on behalf of any of them, not to take, directly or indirectly, any action, except as permitted or required by this Agreement, (i) to solicit or initiate any offer or proposal from any Person to acquire directly or indirectly any shares of capital stock or any other securities of Exl or Exl's Subsidiary or any interests therein or, (ii) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with Exl or Exl's Subsidiary, (iii) to liquidate, dissolve, or reorganize Exl or Exl's Subsidiary, or (iv) to sell or transfer any Material Assets and Properties of Exl's Subsidiary or any interests therein (individually or collectively, an "Acquisition Proposal").

         5.5 Conduct of Business. Exl and Exl's Subsidiary will conduct their business only in the ordinary course and consistent with past practice, except as otherwise provided in this Agreement or except as may be consented to in writing by Conseco. Without limiting the generality of the foregoing, Exl will or will cause Exl's Subsidiary to:

             (a) use all commercially reasonable efforts to (i) preserve intact its present business organization, reputation, and customer relations, (ii) keep available the services of its present key officers, directors, employees, agents, consultants, and other similar representatives, (iii) maintain all licenses, qualifications, and authorizations to do business in each jurisdiction in which it is so licensed, qualified, or authorized, (iv) maintain in full force and effect, without any material amendment, all Material Contracts, documents, and arrangements set forth in Section 3.16 of the Disclosure Schedule hereof, (v) maintain all of its Assets and Properties in good working order and condition, ordinary wear and tear excepted, (vi) obtain all licenses necessary to perform the Services Agreement and (vii) continue all current marketing and selling activities relating to its business, operations, or affairs in accordance with its current marketing plan.

             (b) cause the Books and Records of Exl and Exl's Subsidiary to be maintained in the usual manner and consistent with past practice and not permit a Material change in any Material investment, financial reporting, or accounting practice or policy of Exl or Exl's

Subsidiary or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes.

             (c) (i) prepare properly and file duly and validly all reports and all Tax Returns required by Exl or Exl's Subsidiary to be filed with any governmental or regulatory authorities with respect to its business, operations, or affairs, and (ii) to pay in full and when due (or request extensions of time to pay) all Taxes indicated by such Tax Returns or otherwise levied or assessed upon it or any of its Assets and Properties, and to withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that it is required to so withhold or collect and pay, unless such Taxes are being contested in good faith and, reasonable reserves therefor have been established and reflected in its Books and Records.

             (d) use all commercially reasonable efforts to maintain in full force and effect until the Effective Time substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 3.16 of the Disclosure Schedule. Any and all benefits under such Contracts paid or payable prior to the Effective Time with respect to the business, operations, affairs, or Assets and Properties of Exl or Exl's Subsidiary shall be paid or payable to it.

             (e) cause Exl and Exl's Subsidiary to continue to comply in all material respects with all Laws applicable to their business, operations, or affairs.

             (f) refrain from electing any new executive officers or directors and refrain from entering into any employment agreements other than in the ordinary course of those contemplated by this Agreement.

             (g) refrain from the payment of obligations except in the ordinary course and in accordance with the terms of any such obligation.

             (h) refrain from the forgiveness of any debt except in the ordinary course.

         5.6 Financial Statements and Reports.

             (a) As promptly as practicable after each calendar quarter ending between the date hereof and the Effective Time, Exl will deliver to Conseco true and complete copies of the unaudited financial statements of Exl and Exl's Subsidiary for the quarter then ended.

             (b) Exl has delivered to Conseco the following GAAP Statements: the audited consolidated balance sheet of Exl as of March 31, 2001, and the related audited consolidated statements of operation, shareholders' equity, and cash flows for the year then ended, together with the notes and consolidating supplementary schedules related thereto.

             (c) As promptly as practicable, Exl will deliver to Conseco true and complete copies of such other financial statements, reports, or analyses as may be delivered by Exl to the Exl Board of Directors or to the shareholders of Exl.

         5.7 Investments. Exl and Exl's Subsidiary will invest its future cash flow, to the extent not used in its operations, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties, and any cash funds currently held by it, exclusively in cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, commercial paper rated A-1 or P-1, or certificates of deposit issued by one or more of the banks or financial institutions listed in Section 5.7 of the Disclosure Schedule, or in money market funds), except (i) as otherwise required by Law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its reasonably anticipated current obligations or (iii) in accordance with the investment policy set forth in Section 5.7 of the Disclosure Schedule.

         5.8 [Intentionally Deleted]

         5.9 No Charter Amendments. Exl will not amend and will cause Exl's Subsidiary to refrain from amending its articles or certificate of incorporation or organization, memorandum or articles of association or by-laws and from taking any action with respect to any such amendment.

         5.10 No Issuance of Securities. Exl will not authorize or issue and will cause Exl's Subsidiary to refrain from authorizing or issuing any shares of its capital stock or other equity securities or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities; provided that the issuance of shares pursuant to stock options outstanding on the date hereof shall not be restricted hereby.

         5.11 No Dividends. Exl will not declare, set aside, or pay and will cause Exl's Subsidiary to refrain from declaring, setting aside, or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

         5.12 No Disposal of Property. Except as otherwise expressly contemplated in this Agreement, each of Exl and Exl's Subsidiary will not(a) dispose of any of its Material Assets and Properties or permit any of its Assets and Properties from becoming subject to any Material Liens, except to the extent any such disposition or any such Lien is made or incurred for fair value in the ordinary course of the business and consistent with past practice, (b) sell any part of its operations or other business to any third party, (c) enter into any contracts obligating it to administer the insurance operations of any other Person and (d) enter into any Contracts permitting any other Person to administer its operations.

         5.13 No Breach or Default. Each of Exl and Exl's Subsidiary will not violate, breach, or default, and will not take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach, or default, in any way under any term or provision of any Material Contract to which it is a party or by which any of its Assets and Properties is or may be bound.

         5.14 No Indebtedness. Except as disclosed in the Disclosure Schedules, each of Exl and Exl's Subsidiary will not create, incur, assume, guarantee, or otherwise become liable for, and will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any Material Liability, and will not waive any right to receive any direct or indirect payment or other benefit under any Liability owing to it.

         5.15 No Acquisitions. Each of Exl and Exl's Subsidiary will not (a) merge, consolidate, or otherwise combine or agree to merge, consolidate, or otherwise combine with any other Person, (b) acquire or agree to acquire blocks of business or all or substantially all of the Assets and Properties or capital stock or other equity securities of any other Person, or (c) otherwise acquire or agree to acquire control of any other Person.

         5.16 Affiliate Liabilities. At least five Business Days before the Effective Time, Exl will deliver to Conseco a true and complete list and description of all Liabilities between Exl or Exl's Subsidiary and Exl or any Affiliate of Exl scheduled to be outstanding on the Effective Time. Such list and description shall set forth Exl's estimate, which may be expressed as a range, of the dollar amount of such Liabilities. Except for those Liabilities disclosed in Section 5.16 of the Disclosure Schedule, all such Liabilities shall be paid, at or prior to the Effective Time. Except as disclosed in Section 5.16 of the Disclosure Schedule, neither Exl nor Exl's Subsidiary will enter into any Contract or, except as required by any Contract disclosed in Section 3.16 of the Disclosure Schedule, engage in any transaction with any other Affiliate of Exl.

         5.17 Resignations of Directors. The initial members of the board of Directors of Exl immediately after the Effective Time shall be Gary C. Wendt, Charles B. Chokel, David Gubbay, Richard Maybin, Rohit Kapoor, Vikram Talwar, Jeffrey Cunningham and David Roberts. Exl will endeavor to have the other members of the Board of Directors of Exl to tender, effective at the Effective Time, their resignations from such Board of Directors.

         5.18 Notice and Cure. Exl will notify Conseco promptly in writing of, and contemporaneously will provide Conseco with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Effective Time, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Exl under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Exl contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Exl also will use all commercially reasonable efforts to cure, before the Effective Time, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

         5.19 Supplements to Schedules. At any time or from time to time after the date hereof and prior to the Effective Time, Exl may supplement or amend the Disclosure Schedule with respect to any matter arising after the date hereof which, if existing or occurring at the date hereof, would have been required to be set forth or described therein.

                                   ARTICLE VI

                      COVENANTS OF CONSECO AND ACQUISITION

         Conseco and Acquisition covenant and agree with Exl that, at all times before the Effective Time, Conseco and Acquisition will comply with all covenants and provisions of this Article VI, except to the extent Exl otherwise consents in writing or to the extent otherwise required or permitted by this Agreement.

         6.1 Regulatory Approvals. Conseco will, and Acquisition will, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of Conseco and Acquisition to consummate the transactions contemplated hereby, (b) provide such other information and communications to such governmental and regulatory authorities as Exl or such authorities may reasonably request, and (c) cooperate with Exl, and Exl's Subsidiary in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities required of Exl and Exl's Subsidiary to consummate the transactions contemplated hereby.

         6.2 HSR Filings. Conseco and Acquisition will (a) take promptly all actions necessary to make the filings required of Conseco and Acquisition or their respective Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Conseco and Acquisition or their respective Affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Exl in connection with Exl's filings under the HSR Act, and (d) request early termination of the applicable waiting period.

         6.3 Notice and Cure. Conseco or Acquisition will notify Exl promptly in writing of, and contemporaneously will provide Exl with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Effective Time, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Conseco or Acquisition under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Conseco or Acquisition contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Each of Conseco and Acquisition also will use all commercially reasonable efforts to cure, before the Effective Time, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

         6.4 Directors' and Officers' Indemnification.

             (a) Except to the extent required by law, until the fifth anniversary of the Effective Time, Conseco will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers, stockholders, employees or agents contained in any contracts or in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no less favorable to such individuals than those maintained by Exl and its subsidiaries on the date hereof) in such a manner as would materially and adversely affect the rights of any individual who shall have served as a director, officer, stockholder, employee or agent of Exl or any of its subsidiaries prior to the Effective Time (each an "Indemnified Party") to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

             (b) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under applicable law.

             (c) In the event the Surviving Corporation, or any of its successors or assigns, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or a material portion of its properties, assets or operations to any person, then, in each such case, Conseco shall assume the indemnification obligations of the Surviving Corporation referred to in paragraph (a) of this Section.

                                  ARTICLE VII

              CONDITIONS TO OBLIGATIONS OF CONSECO AND ACQUISITION

         The obligations of Conseco and Acquisition hereunder are subject to the fulfillment, at or before the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by Conseco and Acquisition).

         7.1 Representations and Warranties. On and as of the Effective Time there shall not exist any breaches of representations and warranties made by Exl in this Agreement, assuming such representations and warranties were made on and as of the Effective Time, which breaches individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on Exl or Exl's Subsidiary.

         7.2 Performance. Exl shall have performed or complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by it at or before the Effective Time, including those specifically referred to elsewhere in this
Article VII.

         7.3 Officer's Certificates. Exl shall have delivered to Conseco a certificate, dated the Effective Time in form reasonably acceptable to Conseco and executed by the chief executive officer and the chief financial officer of Exl, certifying (with respect to Exl and, as appropriate, Exl's Subsidiary) as to the fulfillment of the conditions set forth in Sections 7.1, 7.2, 7.5, 7.6,
7.7 and 7.8 hereof. In addition, Exl shall have delivered to Conseco a certificate, dated the Effective Time and executed by an officer of Exl, certifying that Exl has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and shareholders of Exl with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

         7.4 HSR Act Approval. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been waived.

         7.5 No Injunction. There shall not be in effect on the Effective Time any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

         7.6 No Proceeding or Litigation. There shall not be instituted, pending or, to the Knowledge of Conseco or Acquisition or to the Knowledge of Exl, threatened, any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding would, in the reasonable opinion of Conseco, result in a decision, ruling, or finding that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement, on the ability of Exl to perform its obligations under this Agreement, or on the Business or condition of Exl and Exl's Subsidiary. There shall not be in effect on the Effective Time any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to Exl or Exl's Subsidiary.

         7.7 Consents, Authorizations, etc. All material orders, consents, permits, authorizations, approvals, and waivers of every Person necessary to permit Exl to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

         7.8 No Adverse Change. Except (i) as disclosed in Section 3.9 of the Disclosure Schedule, (ii) for changes or developments relating to the conduct of the business of Exl and Exl's Subsidiary after the date of this Agreement in conformity with the requests of Conseco, Acquisition or as otherwise provided for or expressly contemplated in this Agreement, there shall not have been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on Exl and Exl's Subsidiary.

         7.9 Employment Agreements. Messrs. Kapoor and Talwar shall have each entered into an employment agreement with Conseco, Inc., to be effective as of the Effective Time.

         7.10 Opinions of Counsel. Exl shall have delivered to Conseco (a) the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to Exl, as to the matters set forth on Schedule

7.10(a), and (b) the opinion Luthra & Luthra, Exl's local counsel in India as to the matters set forth on Schedule 7.10(b).

                                  ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF EXL

         The obligations of Exl hereunder are subject to the fulfillment, at or before the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by Exl.

         8.1 Representations and Warranties. On and as of the Effective Time there shall not exist any breaches of representations and warranties made by Conseco or Acquisition in this Agreement, assuming such representations and warranties were made on and as of the Effective Time, which breaches individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on Conseco.

         8.2 Performance. Conseco and Acquisition shall have performed or complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Conseco and Acquisition at or before the Effective Time.

         8.3 Officer's Certificates. Each of Conseco and Acquisition shall have delivered to Exl a certificate, dated the Effective Time in form reasonably acceptable to Exl and executed by the chief executive officer or the chief financial officer of Conseco and Acquisition, certifying (with respect to Conseco and Acquisition) as to the fulfillment of the conditions set forth in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.8 and 8.11 hereof. In addition, each of Conseco and Acquisition shall have delivered to Exl a certificate, dated the Effective Time and executed by the secretary or any assistant secretary of Conseco and Acquisition, respectively certifying (as appropriate) that each of Conseco and Acquisition has duly and validly taken all action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the respective Board of Directors of Conseco and Acquisition with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

         8.4 HSR Act Approval. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been waived.

         8.5 No Injunction. There shall not be in effect on the Effective Time any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

         8.6 No Proceeding or Litigation. There shall not be instituted, pending or, to the Knowledge of Conseco or Acquisition or to the Knowledge of Exl, threatened, any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding may, in the reasonable opinion of Exl, result in a decision, ruling, or finding that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of Conseco or Acquisition to perform its obligations under this Agreement. There shall not be in effect on the Effective Time any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to Conseco and Acquisition.

         8.7 Employment Agreements. Messrs. Kapoor and Talwar shall have each entered into an employment agreement with Conseco, Inc. to be effective as of the Effective Time, on such terms and in such form as are satisfactory to Conseco.

         8.8 Senior Management Incentive Plan. Conseco shall have adopted the Senior Management Incentive Plan for the benefit of Vikram Talwar and Rohit Kapoor.

         8.9 Opinion of Counsel to Conseco. Conseco and Acquisition shall have delivered to Exl the opinion, in form and substance reasonably acceptable to such counsel and Exl's counsel, dated the Effective Time, of David K. Herzog, counsel to Conseco and Acquisition.

         8.10 Opinion of Tax Counsel to Exl. Orrick, Herrington & Sutcliffe LLP, counsel to Exl, shall have delivered to Exl an opinion, in form and substance reasonably acceptable to Exl, as to the tax-free nature of the Merger and the transactions contemplated hereby.

         8.11 Consents, Authorizations, etc. All material orders, consents, permits, authorizations, approvals and waivers of every Person necessary to permit Conseco and Acquisition to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                                   ARTICLE IX

                        SURVIVAL OF PROVISIONS; REMEDIES

         9.1 Survival. The representations, warranties, covenants, and agreements made by Exl and Conseco and Acquisition in this Agreement, or in any certificate delivered by Exl or Conseco or Acquisition pursuant to Section 7.3 or Section 8.3 hereof, respectively, will not survive the Effective Time.

         9.2 Available Remedies. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of precedent conditions or of precedent requirements imposed upon another party hereto, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Merger at the Effective Time. The rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no breach.

                                   ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

             (a) at any time before the Effective Time, by mutual written agreement of Exl, Conseco and Acquisition; or

             (b) at any time by Exl in the event of any material breach of any representation, warranty, covenant or agreement on the part of Conseco or Exl Acquisition or if any material representation of Conseco shall have become untrue, in either case such that the conditions set forth in Article VIII are incapable of being satisfied by September 30, 2001;

             (c) at any time by Conseco and Exl Acquisition in the event of any material breach of any representation, warranty, covenant or agreement on the part of Exl if any representation of Exl shall have become untrue, such that the conditions set forth in Article VII are incapable of being satisfied by September 30, 2001; and

             (d) at any time after September 30, 2001, by Exl, on the one hand, or Conseco and Acquisition, on the other hand, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the parties electing to terminate pursuant to this clause (d); provided, however, that any party may by notice to the others extend such date to December 31, 2001, if the only conditions to Effective Time not satisfied as of September 30, 2001, are those set forth in Sections 7.4, 7.7, 8.4 or 8.11 hereof.

         10.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.1 hereof, this Agreement will thereupon become null and void, and there will be no Liability on the part of Exl, Acquisition or Conseco (or any of their respective Employee, consultants, or other representatives), except that (a) the provisions in Section 12.2 and 12.4 will continue to apply following any such termination and (b) any such termination shall be without prejudice to any claim which either party may have against the other for breach of this Agreement (or any representation, warranty, covenant, or agreement included herein). All reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby by a non-breaching party who terminates this Agreement pursuant to Section 10.1 hereof will be reimbursed promptly by the breaching party.

                                   ARTICLE XI

                                     NOTICES

         11.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to Exl, to:

                  ExlService.com, Inc.
                  350 Park Avenue, 10th Floor
                  New York, NY 10022
                  Attention: Rohit Kapoor, Chief Financial Officer
                  Telephone: 212-872-1415
                  Telecopy: 212-872-1524

                  with a copy to:

                  Orrick, Herrington & Sutcliffe, LLP
                  400 Sansome Street
                  San Francisco, CA 94111-3143
                  Attention: Richard Grey
                  Telephone: 415-773-5450
                  Telecopy: 415-773-5759

                  If to Conseco or Exl Acquisition, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention: David K. Herzog
                  Telephone: (317) 573-5037
                  Telecopy:  (317) 573-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article XI will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 Entire Agreement. Except for documents executed by Exl, Acquisition and Conseco pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         12.2 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10.2 hereof), Conseco will pay Exl's reasonable and customary costs and expenses in connection with this Agreement and the transactions contemplated hereby. In no event, shall such costs and expenses exceed $100,000.

         12.3 Public Announcements. At all times at or before the Effective Time, Exl and Conseco will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If Exl and Conseco are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 13.3 may be disclosed or otherwise provided by Exl or Conseco to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority. Exl shall not issue or make any reports, statements or releases to the public with respect to the Agreement.

         12.4 Confidentiality. Each of Exl, Conseco and Exl Acquisition will hold, and will cause its respective Affiliates and their respective employees, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all documents and confidential or proprietary information concerning the other party furnished to it by the other party or such other party's employees, consultants, or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as provided in Sections 5.1, 5.2, 6.1 and 6.2 hereof, no party hereto will disclose or otherwise provide any such documents or confidential or proprietary information to any other Person, except to either party's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors, and other consultants and advisors who need such documents or information in connection with this Agreement, and the parties hereto agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

         12.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof; such waiver must be in writing and must be executed by the Chairman of the Board, chief executive officer, chief financial officer, general counsel, or chief operating officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

         12.6 Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all parties hereto.

         12.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

         12.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performable in such state.

         12.10 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assignees.

         12.11 Assignment Limited. Except as otherwise provided herein, this Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other party hereto.

         12.12 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) all references to "dollars" or "$" refer to currency of the United States of America.

         12.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of Exl, Conseco or Acquisition under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof;
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Exl, Conseco and Acquisition, effective as of the date first written above.

                             CONSECO, INC.


                             By:  /s/ David Gubbay
                                  --------------------------------------------
                                  David Gubbay, Executive Vice President,
                                  Strategic Business Development


                             NOIDA ACQUISITION CORP.


                             By:  /s/ Thomas J. Kilian
                                  --------------------------------------------
                                  Thomas J. Kilian, President


                             EXLSERVICE.COM, INC.


                             By: /s/ Rohit Kapoor
                             -------------------------------------------------
                             Rohit Kapoor, Chief Financial Officer

                                    Exhibit A

                              DEFINITIONS OF TERMS

         "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person specified.

         "Agreement" shall mean this Agreement and Plan of Merger, together with the exhibits attached hereto, the Disclosure Schedule, and the Contracts and other documents to be executed and delivered respectively by the parties pursuant hereto.

         "Assets and Properties" shall mean all assets and properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going-concern value.

         "Benefit Plans" shall mean all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, and other stock plans (whether qualified or non-qualified), and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health, or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, and supplemental or excess benefit plans, and all other benefit Contracts, arrangements, or procedures having the effect of a plan, in each case existing on or before the Effective Time in connection with the performance of services under which Exl or Exl's Subsidiary is or may hereafter become obligated in any manner (including without limitation obligations to make contributions or other payments); provided, however, that such term shall include severance benefit programs but shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including without limitation sick leave, vacation, and (b) directors and officers liability insurance.

         "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files,, operating data or plans, and environmental studies or plans.

         "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in New York are authorized or obligated to close under the Laws of New York.

         "Business or Condition" shall mean the organization, existence, authority, capitalization, business, licenses, condition (financial or otherwise), cash flow, management, prospects, solvency, results of operations, Liabilities, or Assets and Properties of a specified Person.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

         "Commercially reasonable efforts" or "commercially reasonable steps," when used with respect to any party, shall mean the reasonable efforts of a party without the requirement that such party incur any unanticipated (as of the date hereof) out-of-pocket expenses, including the making of any capital contribution, or incur any other unanticipated (as of the date hereof) burden or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil or criminal.

         "Common Stock" shall have the meaning ascribed to it in Section 2.4 hereof.

         "Conseco" shall have the meaning ascribed to it in the preamble of this Agreement.

         "Contract" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, or other contract or commitment (whether written or oral).

         "Control" (and its derivative terms "Controlled" "Controls", etc.) shall mean the power and right to direct the management and policies of another Person, whether by ownership of voting securities, the ability to elect a majority of the Board of Directors or other managing board or committee, management contract, or otherwise.

         "Damages" shall mean any and all monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra-contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other reasonable expenses of litigation or of any claim, default, or assessment).

         "Disclosure Schedule" shall mean the bound record dated as of the date of this Agreement, as amended, supplemented and revised in accordance with this Agreement, furnished by Exl to Conseco, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

         "Effective Time" shall have the meaning set forth in Section 2.2 or such other date as Conseco and Exl may mutually agree upon in writing.

         "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Effective Time, which covers any employee who provided services to or on behalf of

Exl or Exl's Subsidiary and to which Exl or Exl's Subsidiary is or would hereafter become obligated in any manner as an employer, and (ii) each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by Exl or Exl's Subsidiary to, or maintained or sponsored for the benefit of any employees of, any other entity, and each other plan, program or Contract which provides benefits to any employees of any other entity with respect to which Exl or Exl's Subsidiary provides services.

         "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Effective Time and to which, or in connect with which, Exl or Exl's Subsidiary is or may become obligated in any manner.

         "Environmental Laws" shall mean any Federal, state or local law, statute, ordinance or regulation pertaining to the environmental condition on or under any property including, without limitation, CERCLA and the Toxic Substance Control Act, and the rules and regulations thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any Person under common Control (as defined in Section 414 of the Code) with Exl, or Exl's Subsidiary.

         "Exl" shall have the meaning ascribed to it in the preamble of this Agreement.

         "Exl's Subsidiary" shall mean exl Service.com(India) Pvt. Ltd., a corporation organized under the laws of India.

         "Financial Statements" shall mean the GAAP Statement.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GAAP Statement" shall mean the financial statements of Exl and Exl's Subsidiary, on a consolidated basis, prepared in accordance with GAAP and delivered to Conseco pursuant to Section 3.8 hereof.

         "GCL" shall have the meaning ascribed to it in Section 2.1 hereof.

         "Hazardous Substance" shall mean (i) any and all hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material defined as such in, or deemed as such for purposes of, CERCLA, or any other Environmental Law and (ii) any petroleum or petroleum-based products.

         "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

         "Indemnified Party" shall mean a Person claiming indemnification under
Section 6.4 hereof.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency.

         "Knowledge of Conseco" means the actual knowledge of or knowledge which would have been obtained in a reasonable investigation by any officer of Conseco.

         "Knowledge of Exl" means the actual knowledge of or knowledge which would have been obtained in a reasonable investigation by any officer of Exl or Exl's Subsidiary.

         "Laws" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

         "Liabilities" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due).

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing other than Permitted Encumbrances.

         "Material" shall mean having a value, a financial impact or an effect, or causing or resulting in Damages, in an amount of $100,000 or more, whether from a single item, event, occurrence, omission, breach or default or in the aggregate from all directly related items, events, occurrences, omissions, breaches or defaults.

         "Material Adverse Effect" with respect to any Person means any change or effect that is or is reasonably likely to be materially adverse to the business, (condition/financial or otherwise), properties, assets (including intangible assets), liabilities or prospects of such person and its subdivisions, taken as a whole, or to the validity or enforceability of this Agreement, or to the ability of such Person to perform its obligations under this agreement.

         "Merger Certificate" shall have the meaning ascribed to it in Section
2.1 hereof.

         "Merger Consideration" shall have the meaning ascribed to it in Section
2.4 hereof.

         "Notice Period" shall have the meaning ascribed to it in Section 10.4 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

         "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies (a) that are not yet due and payable, (b) that are being contested in good faith and have been adequately reserved for, or (c) the nonpayment which is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Exl or any of its Affiliates is a party as lessee made in the ordinary course of business; (iv) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $50,000 at any time outstanding, not yet due and payable; (v) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Exl or any of its Affiliates is a party; (vi) pledges or deposits effected by Exl or any of its Affiliates as a condition to obtaining or maintaining any License of such Person; (vii) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; or (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates.

         "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

         "Real Estate" means all real property and interests therein, including without limitation leasehold interests, owned or held at any time by Exl or Exl's Subsidiary or nominee thereof.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or other disposal in any amount into or onto the air, ground or surface water, land, or other parts of the environment, however caused, not permitted by or in compliance with Environmental Laws.

         "Shares" shall mean all issued and outstanding shares of capital stock of Exl.

         "Stock Options" shall mean all issued options to and in shares of capital stock of Exl.

         "Subsidiary" shall mean each of those Persons, regardless of jurisdiction of organization, of which another Person, directly or indirectly through one or more Subsidiary, Controls securities having more than 50% of the voting power of such Person (without giving effect to any contingent voting rights).

         "Surviving Corporation" shall have the meaning ascribed to it in
Section 2.1 hereof.

         "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or Liabilities (whether imposed directly or through withholding), including without limitation income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, licensing, withholding, employment, payroll, and franchise taxes imposed by the United

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

States of America or any state, local, or foreign government, or any subdivision, or agency; and such term shall include any interest, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof and shall also include these same items paid pursuant to a tax-sharing agreement.

         "Tax Returns" shall mean any report, return, or other information required to be supplied to a taxing authority in connection with Taxes.

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